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                                                                EXHIBIT 23.12

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report, dated February 1, 1996, on the financial statements of PA Rural Service Area No. 9 Limited Partnership as of December 31, 1995, and for the year then ended, included in or made a part of this registration statement on Form S-3 (Amendment No. 3) to register Class A Common Stock of PriCellular Corporation.

                                              /s/  Arthur Andersen LLP
                                                  ----------------------
                                                   ARTHUR ANDERSEN LLP

Chicago, Illinois
July 29, 1996